                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

- -------------------------------------------------------------------------------

                     Baltimore Gas and Electric Company
                (Name of Registrant as Specified In Its Charter)
- -------------------------------------------------------------------------------

                                C. W. Shivary
                 Vice President and Chief Financial Officer
                   (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ...................................................................
    (2) Aggregate number of securities to which transaction applies:

    ...................................................................
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    ..................................................................
    (4) Proposed maximum aggregate value of transaction:

    ..................................................................

*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    .................................................
    (2) Form, Schedule or Registration Statement No.:

    .................................................
    (3) Filing Party:

    .................................................
    (4) Date Filed:

    .................................................

- --------------------------------------------------------------------------------




                                  NOTICE OF

                               ANNUAL MEETING

                             AND PROXY STATEMENT











                     Baltimore Gas and Electric Company

                       Annual Meeting of Shareholders


                          April 20, 1994 10:00 a.m.


                         Sheraton Inner Harbor Hotel

                          300 South Charles Street

                             Baltimore, Maryland


                                                          [LOGO OF BALTIMORE
                                                           GAS AND ELECTRIC
                                                         COMPANY APPEARS HERE]

[RECYCLED LOGO    This statement was printed
 APPEARS HERE]    entirely on recycled paper.

CHRISTIAN H. POINDEXTER                      Baltimore Gas and Electric Company
Chairman of the Board                        P.O. Box 1475
and Chief Executive Officer                  Baltimore, Maryland 21203-1475

[LOGO OF BALTIMORE GAS
 AND ELECTRIC COMPANY
    APPEARS HERE]

March 4, 1994

Dear Shareholder:

You are invited to attend our Annual Shareholders' Meeting on Wednesday, April 20, 1994, at 10 a.m. Please note that the meeting will be held at a new location this year, the Sheraton Inner Harbor Hotel located at 300 South Charles Street in Baltimore.

At the meeting, I will review 1993 company operations, answer your questions, and attend to other business matters. The following pages provide additional details about the meeting as well as other useful information.

A proxy card is enclosed that lists all matters that need your vote. Please sign and return this card promptly in the envelope provided. If you plan to attend the meeting, please check the box on the proxy card. If you cannot attend the meeting, please sign and return the card to ensure that your shares will be voted in your absence.

Because your opinion is important to us, we have enclosed a card for you to give us your comments about the company. Please return this card in the same envelope as the proxy card.

Thank you for your continued support of the Baltimore Gas and Electric
Company.

Sincerely,


Chairman of the Board

- --------------------------------------------------------------------------------
                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

  The Annual Meeting of the Shareholders of Baltimore Gas and Electric Company will be held at the Sheraton Inner Harbor Hotel, 300 South Charles Street, Baltimore, Maryland, at 10:00 a.m. on April 20, 1994 for the following purposes:

  1. The election of fourteen directors to serve for the ensuing year and until their successors are elected and qualified.

  2. The election of Coopers & Lybrand as independent auditors for 1994.

  3. The transaction of such other business as may properly come before the Annual Meeting.

  Each of the above items is described in the Proxy Statement which accompanies this Notice.

  The stock transfer books will not be closed before the Annual Meeting. Common shareholders of record at the close of business on February 18, 1994 will be entitled to notice of and to vote at the Annual Meeting.

                                          C. W. Shivery
                                            Secretary

March 4, 1994

- --------------------------------------------------------------------------------
                                PROXY STATEMENT

         ANNUAL MEETING OF SHAREHOLDERS -- APRIL 20, 1994 -- 10:00 A.M.
                          SHERATON INNER HARBOR HOTEL
                            300 SOUTH CHARLES STREET
                              BALTIMORE, MARYLAND

  This proxy statement is provided in connection with the 1994 Annual Meeting of Shareholders of Baltimore Gas and Electric Company (the Company or BGE). Proxies are solicited so that all common shares may be voted. Shares cannot be voted unless the owner of record is present or represented by proxy at the Annual Meeting. By completing and returning the accompanying proxy card, the shareholder authorizes Messrs. Jerome W. Geckle, George V. McGowan, or Christian H. Poindexter, as designated on the face of the proxy, to vote all shares for the shareholder. All returned proxies which are properly executed will be voted as the shareholder directs. If no direction is given, the executed proxies will be voted FOR each of the directors and FOR the election of Coopers & Lybrand as independent auditors. A proxy may be revoked by a shareholder at any time before it is voted at the Annual Meeting by giving notice of revocation to the Company in writing, by execution of a later dated proxy, or by attending and voting at the Annual Meeting.

  The accompanying proxy is solicited on behalf of the Board of Directors by the Company, through its directors, officers, and other employees. In addition, the Company has retained Georgeson & Co. Inc., a proxy solicitation firm, to assist in the solicitation, and it is anticipated that the fee for these services will not exceed $13,500 plus out-of-pocket expenses. Solicitations will be made primarily through the use of the mail, but they may also be made in person, by telephone, or by telecopy. The Company bears the cost of soliciting proxies. This proxy statement and the accompanying proxy card are being sent or given to shareholders beginning on or about March 4, 1994, together with the 1993 Annual Report to Shareholders.

  Common shareholders of record at the close of business on February 18, 1994, will be entitled to vote on all matters at the Annual Meeting. Each share will be entitled to one vote. On February 18, 1994, the Company had 146,446,343 outstanding shares of common stock, without par value. The presence in person or by proxy of the holders entitled to cast 73,223,172 votes (a majority of all the votes entitled to be cast at the meeting) will constitute a quorum. Broker non-votes, abstentions and withhold-authority votes all count for the purpose of determining a quorum. Each item on the agenda must receive the affirmative vote of a majority of the shares voted at the meeting in order to pass. Shares voted include votes for or against an item, but do not include broker non-votes, abstentions or withhold-authority votes.

  The Board of Directors is aware of two items of business to be considered at the Annual Meeting: Item 1, the election of fourteen directors and Item 2, the election of independent auditors for 1994.

ITEM 1. ELECTION OF 14 DIRECTORS

  The entire Board of Directors is elected at the Annual Meeting. Each director is elected for a term of one year and until a successor is elected and qualified. Each of the nominees was elected a director at the 1993 Annual Meeting of Shareholders except Mr. Curtiss, Dr. Hrabowski, and Ms. Lampton who were elected to the Board effective January 1, 1994.

  Information concerning the nominees for election as directors is presented below. Each of the nominees has consented to serve as a director if elected. Should any nominee become unable to accept nomination or election, it is intended that the enclosed proxy will be voted for the election of a nominee designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

H. FURLONG BALDWIN, age 62, currently serves as Chairman of the Board and Chief Executive Officer of Mercantile Bankshares Corporation (a bank holding company), positions he has held since 1984 and 1976, respectively, and as Chairman of the Board and Chief Executive Officer of Mercantile-Safe Deposit and Trust Company, positions he attained in 1976. Mr. Baldwin also serves as a director of GRC International, Inc., USF&G Corporation, Conrail, Inc., Fairchild Space and Defense Corporation, Offitbank, Wills Group, and Constellation Holdings, Inc. He is also the Chairman of the Board and a trustee of Johns Hopkins Hospital and Johns Hopkins Health System, and a trustee of Johns Hopkins University and the Maryland Historical Society. Mr. Baldwin has been a director of the Company since 1988 and is a member of the Executive Committee and the Long Range Strategy Committee.

BEVERLY B. BYRON, age 61, served for seven successive terms as a Congresswoman to the United States House of Representatives from 1978 to 1992. She is a director of Farmers & Mechanics Bank, McDonnell Douglas Corp., UNC Incorporated, Mount Saint Mary's College and Hood College. Mrs. Byron has been a director of the Company since 1993 and is a member of the Audit Committee and the Committee on Nuclear Power.

J. OWEN COLE, age 64, currently serves as Chairman of the Executive Committee of the Board of Directors of both First Maryland Bancorp (a bank holding company) and The First National Bank of Maryland, positions he has held since 1988. In addition, he serves as a director of Blue Cross and Blue Shield of Maryland and the Farm Credit Bank of Baltimore. Mr. Cole has been a director of the Company since 1977 and is the Chairman of the Audit Committee and a member of the Committee on Management.

DAN A. COLUSSY, age 62, currently serves as Chairman of the Board, President and Chief Executive Officer of UNC Incorporated (aviation services). He was elected Chairman of the Board in 1989 and has served as President and Chief Executive Officer since 1984. Mr. Colussy also serves as a director of Blue Cross and Blue Shield of Maryland, the Maryland Business Council, and the Historic Annapolis Foundation. Mr. Colussy has been a director of the Company since 1992 and is a member of the Committee on Management and the Chairman of the Committee on Nuclear Power.

EDWARD A. CROOKE, age 55, currently serves as President and Chief Operating
 Officer of the Company. Mr. Crooke has been President of the Company since 1988. Mr. Crooke serves as a director of Constellation Holdings, Inc., First Maryland Bancorp, The First National Bank of Maryland, Associated Electric & Gas Insurance Services, Limited, and Baltimore Equitable Insurance. In addition, he serves as a trustee of Goucher College and the Baltimore Museum of Art. Mr. Crooke has been a director of the Company since 1988 and is a member of the Executive Committee.

JAMES R. CURTISS, age 40, currently is a partner in the law firm of Winston &
 Strawn, a position he attained in 1993. From 1988 to 1993, he served as a Commissioner of the United States Nuclear Regulatory Commission. Mr. Curtiss has been a director of the Company since January 1, 1994 and is a member of the Committee on Nuclear Power.

JEROME W. GECKLE, age 64, was Chairman of the Board of PHH Corporation
 (vehicle, relocation, and management services) from 1979 to 1989. He served as Chief Executive Officer of PHH Corporation from 1979 to 1988. Now retired, Mr. Geckle serves as a director of First Maryland Bancorp, The First National Bank of Maryland, and Constellation Holdings, Inc. Mr. Geckle has been a director of the Company since 1980 and is the Chairman of the Committee on Management and a member of the Long Range Strategy Committee.

DR. FREEMAN A. HRABOWSKI, III, age 43, currently serves as the President of the University of Maryland Baltimore County, a position he attained in 1993. Previously, he served as Interim President from 1992 to 1993, Executive Vice President from 1990 to 1992, and Vice Provost from 1987 to 1990. Dr. Hrabowski is also a director of the Citizens Bancorp, Citizens Bank of Maryland, Baltimore Equitable Society, and the University of Maryland Medical System. He has served as a director of the Company since January 1, 1994 and is a member of the Audit and Executive Committees.

NANCY LAMPTON, age 51, currently serves as Chairman and Chief Executive Officer of American Life and Accident Insurance Company of Kentucky, a position she attained in 1971. Ms. Lampton is also a director of Liberty Bancorp and Liberty National Bank and is a trustee of the University of Louisville. She has served as a director of the Company since January 1, 1994 and is a member of the Long Range Strategy Committee.

GEORGE V. MCGOWAN, age 66, served as Chairman of the Board and Chief Executive
 Officer of the Company and Chairman of the Board of Constellation Holdings, Inc., from 1988 to 1992. Mr. McGowan is a director of Hartland & Co., Maryland National Bank, American Security Bank, The Baltimore Life Insurance Company, Life of Maryland, Inc., McCormick & Company, Inc., UNC Incorporated, and Organization Resources Counselors, Inc. Additionally, he serves as Chairman of the University of Maryland System Board of Regents and as a director of the University of Maryland Medical System. Mr. McGowan has been a director of the Company since 1980 and is the Chairman of the Executive Committee and a member of the Committee on Nuclear Power.

PAUL G. MILLER, age 71, currently serves as Chairman of the Board of Supercomputer Systems, Inc., a position he attained in 1987. He is also Chairman of the Board and Treasurer of LSC, Inc. (computer data storage systems), positions he assumed in 1986. Mr. Miller is also a director of Bon Secours Health Systems, Inc., Merrill Corporation, and Constellation Holdings, Inc. Mr. Miller has been a director of the Company since 1981 and is the Chairman of the Long Range Strategy Committee and a member of the Committee on Nuclear Power.

CHRISTIAN H. POINDEXTER, age 55, currently serves as Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board of Constellation Holdings, Inc., positions he attained in 1993, after serving as Vice Chairman of the Board, a position he held since 1989. From 1985 to 1989 he was President and Chief Executive Officer of Constellation Holdings, Inc. Mr. Poindexter serves as a director of Johns Hopkins Health Systems, Mercantile Bankshares Corporation, Mercantile Mortgage Corporation, and Mercantile-Safe Deposit and Trust Company. He is a trustee of Johns Hopkins Hospital and Johns Hopkins University. Mr. Poindexter has been a director of the Company since 1988 and is a member of the Executive Committee.

GEORGE L. RUSSELL, JR., age 64, currently is a partner in the law firm of Piper
 & Marbury, a position he attained in 1986. Mr. Russell is a director of Blue Cross and Blue Shield of Maryland and the University of Maryland Medical System. Mr. Russell has been a director of the Company since 1988 and is a member of the Audit and the Executive Committees.

MICHAEL D. SULLIVAN, age 54, currently serves as President of Merry-Go-Round
 Enterprises, Inc. (specialty retailing), a position he has held since 1982. He also served as Chief Executive Officer of Merry-Go-Round Enterprises, Inc. from 1982 to 1994. That company filed a petition under Chapter XI of the Federal Bankruptcy law in January, 1994. In addition, Mr. Sullivan serves as a trustee of Loyola College in Maryland and the Baltimore Symphony Orchestra. Mr. Sullivan has been a director of the Company since 1992 and is a member of the Committee on Management and the Long Range Strategy Committee.

COMMITTEES, MEETINGS, AND FEES

  The Executive Committee of the Board of Directors may exercise most of the powers of the Board of Directors in the management of the business and affairs of the Company in the intervals between meetings of the full Board. The Committee, however, may not declare dividends, authorize the issuance of stock, recommend to shareholders any action requiring shareholders' approval, amend the by-laws, or approve mergers.

  The Audit Committee of the Board of Directors, comprised of outside directors, recommends an auditing firm to be engaged, discusses the scope of the examination with that firm, and reviews the annual financial statements with the auditing firm and with Management of the Company. Additionally, the Committee meets with the Manager of the Auditing Department of the Company to ensure that an adequate program of internal auditing is being carried out, and invites comments and recommendations from the auditing firm concerning the system of internal controls and accounting procedures. The Audit Committee reports on its activities periodically to the Board of Directors.

  The Committee on Nuclear Power monitors the performance and safety of the Company's Calvert Cliffs Nuclear Power Plant. The Committee meets periodically, usually on-site at the Calvert Cliffs plant, to confer with Management, senior plant management, and other nuclear oversight personnel. Following each meeting, the Committee reports the results of its observations and findings to the Board of Directors and makes such recommendations as it deems appropriate.

  The Committee on Management's duties include recommending to the Board of Directors nominees for election as directors and officers and making recommendations concerning remuneration arrangements for directors and officers of the Company. This Committee, which is comprised of outside directors, considers nominees recommended by shareholders; such recommendations should be submitted in writing to the attention of the Corporate Secretary, Baltimore Gas and Electric Company, P.O. Box 1642, Baltimore, Maryland 21203-1642.

  The Long Range Strategy Committee provides an oversight role in the development of the Company's long range strategic goals. The Committee meets periodically to review the continued appropriateness of these goals and to approve for presentation to the Board the implementation of significant strategic initiatives. This Committee also reviews major regulatory, environmental and public policy issues as well as technology advances which may impact Company operations.

  The Board of Directors met ten times during 1993 for regularly scheduled meetings. The Committee on Management also met ten times. The Executive Committee met seven times, the Audit Committee met four times, the Committee on Nuclear Power met three times, and the Long Range Strategy Committee met two times. All members of the Board of Directors, except Mr. Sullivan, attended more than 75% of the total number of meetings of the Board and any committees on which they served in 1993.

  Each director, who is not an officer or employee of the Company or its subsidiaries, receives a fee of $900 for each regular, committee, or special meeting of the Board attended and a retainer fee of $18,000 per year, payable quarterly. Each committee chairman receives an additional annual retainer fee of $3,000 per year, payable quarterly. Each director may be reimbursed for reasonable travel expenses incidental to attendance at meetings. Each director who is not an officer or employee may elect to defer receipt of any portion of the fees earned. The Company provides an automobile to Mr. McGowan, a director who retired on December 31, 1992 as Chairman of the Board and Chief Executive Officer of the Company and who continues to participate in civic and community activities on behalf of the Company. The approximate yearly cost to the Company is $10,000.

  During 1993, the Company established a director retirement plan. Under this plan, non-employee directors with at least five years of service receive an annual retirement benefit for life equal to the annual Board retainer in effect at the time of the director's retirement from the Board.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

  The Company and certain of its subsidiaries paid legal fees to the law firm of Piper & Marbury of which Mr. George L. Russell, Jr., a Company director, is a partner. It is expected that the Company and subsidiaries will continue to do business with this firm in 1994.

  The Company and certain of its subsidiaries maintain a banking relationship with Mercantile-Safe Deposit and Trust Company, of which Mr. H. Furlong Baldwin, a Company director, is Chairman of the Board and Chief Executive Officer. As of December 31, 1993, loans to certain of the Company's subsidiaries were outstanding in the amount of $19,684,000. The loans were obtained on competitive terms and in the ordinary course of business.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the beneficial ownership of equity securities of the Company of each nominee for director, five executive officers, and all directors and executive officers as a group as of January 21, 1994.


                                                BENEFICIAL OWNERSHIP
          NAME                               (SHARES OF COMMON STOCK)(1)
          ----                               ---------------------------
       Bruce M. Ambler                                  23,092  (2)
       H. Furlong Baldwin                                  750
       Beverly B. Byron                                    300
       J. Owen Cole                                      3,546
       Dan A. Colussy                                    1,500
       George C. Creel                                  18,258  (3)
       Edward A. Crooke                                 50,160  (4)
       James R. Curtiss                                    300
       Jon M. Files                                     15,702  (5)
       Jerome W. Geckle                                  4,806
       Freeman A. Hrabowski, III                           300
       Nancy Lampton                                       300
       George V. McGowan                                98,995  (6)
       Paul G. Miller                                    9,000
       Christian H. Poindexter                          73,459  (7)
       George L. Russell, Jr.                            1,057
       Michael D. Sullivan                               1,500
       All Directors and Executive Officers
        as a Group (26 Individuals)                    414,345


  (1) Each of the individuals listed, as well as all directors and executive officers as a group, beneficially owned less than 1% of the Company's outstanding common stock. If the individual participates in the Company's Dividend Reinvestment and Stock Purchase Plan or the Company's Employee Savings Plan those shares are included.

  (2) Includes shares awarded under the Company's Long-Term Incentive
      Plan.

  (3) Includes shares awarded under the Company's Long-Term Incentive Plan. Of the total shares, 7,593 shares are held in the name of Mr. Creel's wife and 390 shares are held in the name of Mr. Creel's son, Andrew P. Creel, of which Mr. Creel disclaims beneficial ownership.

  (4) Includes shares awarded under the Company's Long-Term Incentive Plan. Of the total shares, 879 shares are beneficially owned by Mr. Crooke with his wife, and 2,850 shares are held in trust which Mr. Crooke votes.

  (5) Includes shares awarded under the Company's Long-Term Incentive Plan. Of the total shares, 2,000 shares are held in the name of Mr. Files' wife.

  (6) Of the total shares, 1,228 shares are beneficially owned by Mr. McGowan with his wife.

  (7) Includes shares awarded under the Company's Long-Term Incentive Plan. Of the total shares, 18,298 shares are held in the name of Mr. Poindexter's wife, and 12,000 shares are held as trustee.

COMPENSATION OF EXECUTIVE OFFICERS BY THE COMPANY

  The summary compensation table below provides information about salary and other compensation. Following the summary compensation table are tables about long-term performance program awards and pension benefits, a performance graph that compares BGE common stockholder return to both the S&P 500 Index and the Dow Jones Electric Utilities Index, and a report by the Committee on Management about executive compensation.

                          SUMMARY COMPENSATION TABLE

                                        -----------------------------------------
                                                                     LONG-TERM
                                         ANNUAL COMPENSATION        COMPENSATION
- --------------------------------------------------------------------------------------------------
  NAME AND PRINCIPAL POSITION   FISCAL                              RESTRICTED       ALL OTHER
           @12/31/93             YEAR    SALARY       BONUS       STOCK AWARD (1) COMPENSATION (2)
- --------------------------------------------------------------------------------------------------
  Christian H. Poindexter        1993   $ 465,533   $ 124,000        $  81,813        $ 36,844
   Chairman of the Board and     1992   $ 355,300      -0-           $ 267,150        $ 29,805
   Chief Executive Officer       1991   $ 338,433      -0-              -0-           $ 25,691

  Edward A. Crooke               1993   $ 361,267   $  83,000           -0-           $ 30,335
   President and Chief Operating 1992   $ 328,533      -0-           $ 232,900        $ 29,347
   Officer                       1991   $ 314,000      -0-              -0-           $ 25,240

  Bruce M. Ambler                1993   $ 264,000   $ 139,267 (3)       -0-           $ 15,902
   President and Chief Executive 1992   $ 249,633   $  66,733        $ 198,650        $ 13,159
   Officer of Constellation      1991   $ 237,767      -0-              -0-           $ 11,389
    Holdings, Inc.

  George C. Creel                1993   $ 230,233   $  47,000           -0-           $ 19,079
   Senior Vice President--       1992   $ 205,767      -0-           $ 154,563        $ 16,278
    Generation                   1991   $ 184,467      -0-              -0-           $ 13,653

  Jon M. Files                   1993   $ 188,600   $  36,500           -0-           $ 19,740
   Vice President--Management    1992   $ 181,167      -0-           $  61,650        $ 17,297
   Services                      1991   $ 175,633      -0-              -0-           $ 14,944

(1) At December 31, 1993, Mr. Poindexter held 15,200 shares of Restricted Stock with a value of $385,700, Mr. Crooke held 10,200 shares of Restricted Stock with a value of $258,825, Mr. Ambler held 8,700 shares of Restricted Stock with a value of $220,763, Mr. Creel held 6,750 shares of Restricted Stock with a value of $171,281, and Mr. Files held 2,700 shares of Restricted Stock with a value of $68,513. Dividends on Restricted Stock Awards are paid directly to the named executive officers from the record date following the date of grant.

(2) These amounts represent the Company match under the Company's savings plans and the interest on the cumulative corporate funds used to pay annual premiums on policies providing split-dollar life insurance benefits (calculated at the Internal Revenue Service's blended rate).

(3) $80,000 of Mr. Ambler's 1993 bonus relates to 1993 performance, and $59,267 relates to performance initiated in 1992 and completed in 1993.

LONG-TERM PERFORMANCE PROGRAM

  In 1993, the long-term performance program was established. The initial awards under the program will be based on corporate performance for the years 1994 through 1996 and will be paid out in 1997, if earned. For all executive officers except Mr. Ambler, performance will be measured by comparing BGE's total shareholder return to the Dow Jones Electric Utilities Index. Both are shown in the Performance Graph on page 9. For Mr. Ambler, performance will be measured in terms of improvement in Constellation Holdings, Inc. net income.

                                             ESTIMATED FUTURE PAYOUTS
                                               (AWARD OPPORTUNITIES)
                                         UNDER NON-STOCK PRICE-BASED PLANS
                                         ---------------------------------
                            PERFORMANCE
                            PERIOD UNTIL
            NAME               PAYOUT    THRESHOLD     TARGET     MAXIMUM
            ----            ------------ ---------     ------     --------
   Christian H. Poindexter    3 years     $82,500     $165,000    $330,000
   Edward A. Crooke           3 years     $54,000     $108,000    $216,000
   Bruce M. Ambler            3 years     $45,000     $ 90,000    $180,000
   George C. Creel            3 years     $22,500     $ 45,000    $ 90,000
   Jon M. Files               3 years     $15,000     $ 30,000    $ 60,000

PENSION BENEFITS

  The following table shows annual pension benefits payable upon normal retirement at age 65 to executives, including the five individuals named in the Summary Compensation Table. Pension benefits are computed at 60% of total final average salary plus bonus for Messrs. Poindexter, Crooke, and Ambler, without regard to years of service. Pension benefits are computed at 55% of total final average salary plus bonus for Messrs. Creel and Files, who have attained the maximum credited years of service.

           TOTAL FINAL         PERCENTAGE OF FINAL AVERAGE SALARY AND BONUS
           SALARY AND          --------------------------------------------
            BONUS                     55%                         60%
           -----------                ---                         ---
            $200,000               $110,000                    $120,000
             225,000                123,750                     135,000
             250,000                137,500                     150,000
             275,000                151,250                     165,000
             300,000                165,000                     180,000
             350,000                192,500                     210,000
             400,000                220,000                     240,000
             450,000                247,500                     270,000
             500,000                275,000                     300,000
             550,000                302,500                     330,000
             600,000                330,000                     360,000

  Salary and bonus are calculated in the same manner shown in the Summary Compensation Table. There is no offset of pension benefits for social security or other amounts.

  During 1994, the Company will implement a program to secure the supplemental pension benefits for each of the executive officers listed in the Summary Compensation Table. The program, which was approved by the Board of Directors in 1993, does not increase the amount of supplemental pension benefits. In the past, the supplemental pension benefits were unfunded--that means no money was set aside on behalf of the executive as he earned the benefit, and the benefits were paid from the Company's general funds when the executive retired. To provide security, accrued supplemental pension benefits will now be funded through a trust at the time they are earned. An executive officer's accrued benefits in the trust become vested when any of these events occur: retirement eligibility; termination, demotion or loss of benefit eligibility without cause; a change of control of the Company followed within two years by the executive's demotion, termination or loss of benefit eligibility; or reduction of previously accrued benefits. As a result of becoming vested, the executive would be entitled to a payout of the vested amount from the trust upon the later of age 55 or employment termination. To date, no payments have been made to the trust. Future payments will be included in the Summary Compensation Table.

PERFORMANCE GRAPH

  The following graph assumes $100 was invested on December 31, 1988 in Baltimore Gas and Electric Company common stock, S&P 500 Index and Dow Jones Electric Utilities Index. Total return is computed assuming reinvestment of dividends.

  Additional, more detailed information about earnings is included in the Company's Annual Report to Shareholders, particularly in the Management's Discussion and Analysis of Financial Condition and Results of Operations, which accompanied this proxy statement.



                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
     AMONG BALTIMORE GAS AND ELECTRIC, DJ ELEC. UTIL. INDEX, AND S&P 500
                                Baltimore     DJ Elec.     S&P
Measurement period               Gas and       Util.       500
(Fiscal year Covered)           Electric       Index      Index
- ---------------------           --------     --------    --------
Measurement PT -
12/31/88                        $ 100        $ 100       $ 100

FYE 12/31/89                    $ 118        $ 131       $ 132
FYE 12/31/90                    $ 103        $ 133       $ 128
FYE 12/31/91                    $ 135        $ 173       $ 166
FYE 12/31/92                    $ 148        $ 185       $ 179
FYE 12/31/93                    $ 170        $ 206       $ 197

REPORT OF COMMITTEE ON MANAGEMENT
REGARDING EXECUTIVE COMPENSATION

  The Committee on Management, made up completely of outside Directors, is responsible for executive compensation policies. In addition to establishing policies, the Committee approves all compensation plans and recommends to the Board of Directors for approval specific salary amounts and other compensation awards for individual executives.

  The Committee designs compensation policies to encourage executives to manage the Company in the best long-term interests of shareholders and to allow BGE to attract and retain executives best suited to lead BGE in a changing industry.

  In 1993 all aspects of the compensation policies were reviewed. In the past, policies were crafted to provide compensation that fell midway between the utility industry and the general manufacturing industry. Recently, the Committee determined that the relevant labor market for executives is the utility industry. Utilities used for comparison are electric utilities and combination electric/gas utilities that have annual revenues in the $2-3 billion range. These utilities are thought to best represent the portion of the executive labor market in which BGE competes.

  In addition, the Committee also recently determined that base salary should approximate the middle of that labor market for average performance, and that short- and long-term incentive awards for above-average performance should bring total compensation for superior performance to approximately the 75th percentile of the labor market. A similar philosophy is used in designing compensation for all employees. Total compensation is made up of three components: base salary, short-term incentive awards, and long-term incentive awards. As described below, corporate performance is one of the criteria used by the Committee in determining base salary, and it is a key component in determining both short-term and long-term incentive awards.

  During 1993, the Committee retained an outside executive compensation consultant, who provides information and advice on a regular basis. In addition, internal compensation analysts (certified by the American Compensation Association) use survey data, outside consultants, and other resources to make recommendations to the Committee.

  Base salary range increases for Mr. Poindexter and other named executives in 1993 were based upon survey data and the new policies mentioned above. Mr. Poindexter's 1993 base salary increase placed him at the bottom of the range for his new position as Chairman and Chief Executive Officer. Mr. Crooke's base salary increase reflected his promotion to Chief Operating Officer and his expanded duties, including responsibility for nuclear operations. The Committee also considered Messrs. Poindexter and Crooke's individual performance in their former positions when determining their 1993 salary increases.

  Bonus payments to Mr. Poindexter and other executives represent the short-term incentive component of executive compensation. Mr. Poindexter's bonus was based upon corporate performance measured by the following factors: higher consolidated earnings per share (an increase of 13.5%, or $.22 per share, in 1993 compared to 1992), competitive retail cost of service, improved customer satisfaction, and continuing improvement in nuclear performance. The other utility executives' bonuses were determined based upon higher utility earnings per share (an increase of 16.4%, or $.25 per share, in 1993 compared to 1992), competitive retail cost of service, plus, as appropriate for their duties, nuclear performance, improved customer satisfaction, individualized performance goals, or a combination of these three factors. Cost of service factors are measured against neighboring utilities. Customer satisfaction is measured by an independent consultant. Nuclear performance is based upon nuclear safety and quality measures as well as plant performance factors. Mr. Ambler's bonus was based upon earnings contributions from Constellation Holdings, higher consolidated earnings per share, and individualized performance goals.

  The last component of executive compensation is long-term incentive pay. In the past, restricted BGE common stock awarded under the Long-Term Incentive Plan was the only form of long-term incentive pay for executives. Restricted stock awards were designed to increase the amount of common stock owned by executives and as an incentive for executives to remain at BGE during the restriction period. No restricted stock awards were made to the named executives in 1993, except for an award on January 1, 1993 of 3,500 shares with a 5 year restriction period to Mr. Poindexter upon his promotion to Chairman and Chief Executive Officer. During 1993, the Committee determined a second form of long-term incentive pay for executives was appropriate, and approved the cash long-term performance program for executive officers, including Mr. Poindexter beginning in 1994. The first awards to be made under the new program will be payable in 1997, if earned. These awards are described in the table on page 8 under "Long-Term Performance Program". The program is designed to tie the awards directly to total shareholder return. Program objectives are based upon BGE total shareholder return compared to total shareholder return for the other companies included in the Dow Jones Electric Utilities Index, one of the indices used in the Performance Graph, except for Mr. Ambler. Mr. Ambler's objectives measure improvement in Constellation Holdings net income.

  As described on pages 8 and 9 in the "Pension Benefits" section, during 1993 the Committee and the Board of Directors approved a program to secure supplemental pension benefits. The program, which will be implemented during 1994, does not increase benefit levels. The Committee concluded the program was appropriate in light of the common practice in the utility industry, the increasing portion of all benefits provided under unfunded programs, and the total dollar amounts to be provided under the previously unfunded supplemental pension.

     Jerome W. Geckle, Chairman              Dan A. Colussy
     J. Owen Cole                            Michael D. Sullivan

ITEM 2. ELECTION OF AUDITORS

  Coopers & Lybrand, Certified Public Accountants, have been the Company's independent auditors since 1941. Unless the shareholder otherwise specifies in the proxy, the votes represented by the proxies will be cast FOR the election of Coopers & Lybrand as independent auditors for the Company for the year 1994. A member of Coopers & Lybrand will be present at the Annual Meeting and will be given an opportunity to make a statement and answer appropriate questions.

  The consolidated financial statements for the previous fiscal year were examined by Coopers & Lybrand. In connection with the auditor function, Coopers & Lybrand also reviewed the Company's annual report, its filings with the Securities and Exchange Commission and Federal Energy Regulatory Commission, and examined the financial statements of various Company benefit plans.

  The Audit Committee of the Board of Directors has approved each professional service provided by Coopers & Lybrand during the previous fiscal year, each of which was furnished at customary rates and terms, and has determined that the performance of each service does not impair the independence of Coopers & Lybrand as auditors for the Company.

OTHER MATTERS

  The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters come before the Annual Meeting, if any of the persons named to serve as directors or as auditors should be unable to serve or for good cause will not serve, if any proposal omitted from the proxy statement and proxy are presented for action at the Annual Meeting, and any matters incident to the conduct of the Annual Meeting are presented for action at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 1995

  Proposals by shareholders intended to be presented at the 1995 Annual Meeting must be received no later than November 4, 1994 for inclusion in the proxy materials. Proposals should be mailed to the attention of the Corporate Secretary, Baltimore Gas and Electric Company, P. O. Box 1642, Baltimore, Maryland 21203-1642.

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD (OR VOTING INSTRUCTIONS CARD) AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                       BALTIMORE GAS AND ELECTRIC COMPANY
                 P.O. Box 1642, Baltimore, Maryland  21203-1642
     Common Stock Proxy for Annual Meeting of Shareholders - April 20, 1994
          This Proxy is solicited on behalf of the Board of Directors

   Please Vote and Sign on Reverse Side and Return in the Enclosed Envelope.

The undersigned appoints Jerome W. Geckle, George V. McGowan and Christian H. Poindexter (or a majority of them or their substitutes, or one acting alone in the absence of the others), as proxies, with power to each to appoint a substitute and to revoke the appointment of such substitute, to vote all shares of common stock of Baltimore Gas and Electric Company which the undersigned is entitled to vote at the annual meeting to be held on April 20, 1994, and at any adjournments thereof, in the manner specified on the reverse side of this card with respect to each item identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement), and in their discretion on any shareholder proposal omitted from this proxy and such other business as may properly come before the annual meeting.


Shares represented by all properly executed proxies will be voted at the annual meeting in the manner specified. If no specification is made, votes will be cast "FOR" Items 1 and 2 on the reverse of this card.

                                     (over)

                   A vote "FOR" Items 1 and 2 is recommended:

 1. THE ELECTION OF 14 DIRECTORS

[_]    FOR all nominees, except            [_]  WITHHOLD AUTHORITY
       as lined through below                   (ABSTAIN) from voting
       (To vote against any or all              for all nominees
       nominees line through
       their names.)


H.F. Baldwin         B.B. Byron     J.O. Cole    D.A. Colussy
E.A. Crooke          J.R. Curtiss   J.W. Geckle  F.A. Hrabowski
N. Lampton           G.V. McGowan   P.G. Miller  C.H. Poindexter
G.L. Russell, Jr.    M.D. Sullivan




                              FOR    AGAINST    ABSTAIN
2. ELECTION OF COOPERS &      [_]      [_]        [_]
   LYBRAND AS AUDITORS



[_] Please check this box If you plan to attend the 1994 annual meeting.



                                   Please sign below, exactly as name
                                   appears at left.  Joint owners should
                                   each sign.  Attorneys, executors,
                                   administrators, trustees and corporate
                                   officials should give title or capacity
                                   in which they are signing.


                                    Signature_____________________ Date_____

BALTIMORE GAS AND ELECTRIC COMPANY  Signature_____________________ Date_____

                  CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE
    PLEASE VOTE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE
        These Voting Instructions are requested in conjunction with a proxy solicitation by the
           Board of Directors of Baltimore Gas and Electric Company.



     TO: BANKERS TRUST COMPANY AS TRUSTEE UNDER THE BALTIMORE GAS AND ELECTRIC COMPANY EMPLOYEE SAVINGS PLAN

     I hereby instruct Bankers Trust Company, as Trustee under the Baltimore Gas and Electric Company Employee Savings Plan (Plan), to vote, in person or by proxy, all shares of common stock of Baltimore Gas and Electric Company (Company) allocated to me under the Plan at the annual meeting of the shareholders of the Company to be held on April 20, 1994, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each item identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement), and in its discretion on any shareholder proposal omitted from this proxy and such other business as may properly come before the annual meeting.

     The Trustee will vote the shares represented by this voting instructions card if properly signed and received by April 13, 1994. If no instructions are specified on a signed card, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors of the Company: "FOR" Items 1 and 2. The Trustee is not permitted under the Plan to vote shares of common stock unless voting instructions have been received.

                                     (over)

 1. THE ELECTION OF 14 DIRECTORS      PLEASE MARK YOUR CHOICE LIKE THIS
                                      [X] IN  DARK INK. A VOTE "FOR" ITEMS 1
                                      AND 2 IS RECOMMENDED:

[_]  FOR ALL NOMINEES, except          [_] WITHHOLD AUTHORITY
     as marked [X] to the contrary         (ABSTAIN) FROM VOTING
     (To vote against any or all           FOR ALL NOMINEES
     nominees mark [X] next to
     their names.)


[ ]   H.F. Baldwin     [ ]   B.B. Byron    [ ]   J.O. Cole   [ ]   D.A. Colussy

 [ ] E.A. Crooke        [ ] J.R. Curtiss    [ ] J.W. Geckle   [ ] F.A. Hrabowski

[ ]   N. Lampton      [ ]   G.V. McGowan  [ ] P.G. Miller  [ ]  C.H. Poindexter

  [ ] G.L. Russell, Jr.  [ ] M.D. Sullivan

                                  For    Against   Abstain
 2. ELECTION OF COOPERS &         [_]      [_]       [_]
    LYBRAND AS AUDITORS


                                              Please sign below, exactly as your
                                              name appears on the reverse side
                                              of this form.


 BALTIMORE GAS AND ELECTRIC COMPANY
                                              ---------------------     ------
                                              SIGNATURE                 DATE

                       Baltimore Gas and Electric Company

To Participants in the
Employee Savings Plan (the Plan):

     The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement and Voting Instructions for the Annual Meeting of Shareholders of the Company, to be held on April 20, 1994, are being furnished to you by the Company on behalf of Bankers Trust Company, New York, Trustee under the Plan.

     In accordance with the Plan and the Trust Agreement between the Company and the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions and return it in the accompanying envelope by April 13, 1994.
After receipt of the properly executed Voting Instructions, the Trustee will vote as directed by those instructions. The Trustee is not permitted to vote shares of common stock unless Voting Instructions have been received.

     Each participant in the Plan who is a holder of record of other shares of Company stock will continue to receive, separately, a proxy and accompanying proxy material to vote the shares of common stock registered in his or her name.

                               D. L. Featherstone
                               Plan Administrator

       CHRISTIAN H. POINDEXTER                Baltimore Gas and Electric Company
                                                                   P.O. Box 1475
       Chairman of the Board                          Baltimore, Maryland  21203
       and Chief Executive Officer




       March 31, 1994

       Dear Shareholder:

       As of March 29, 1994, we had not received your proxy for the 1994 share-holders meeting to be held April 20th.

       We appreciate the support of our shareholders and encourage you to vote your proxy, regardless of the size of your holdings. We have, therefore, enclosed a second proxy so that you can vote your shares. Whether or not you plan to attend the meeting, we would appreciate your executing the proxy and returning it promptly to assure that your vote will be counted at the meeting.

       Our initial mailing to you also included a proxy statement and annual report. If you would like to receive a duplicate copy of this information, simply contact one of our shareholder representatives in metropolitan Baltimore at 783-5920, within Maryland at 1-800-492-2861, outside Maryland at 1-800-258-0499, or TTY/TTD at 1-800-492-5539.

       Sincerely,




       Chairman of the Board




       Enclosures

                       Baltimore Gas and Electric Company
                             Employee Savings Plan


     Bankers Trust Company, Trustee of the Employee Savings Plan, has not received a Voting Instructions card for the shares that you hold in the Plan. The Trustee is not permitted to vote shares of common stock unless Voting Instructions have been received.

     We appreciate the support of our shareholders and encourage you to vote your Employee Savings Plan shares, regardless of the size of your holdings. We have, therefore, enclosed a second Voting Instructions card so that you can vote your shares. Whether or not you plan to attend the meeting, we would appreciate your completing the Voting Instructions card and returning it to the Trustee in the envelope provided by April 13, 1994.

     Our initial mailing to you included a proxy statement and annual report. If you would like to receive a duplicate copy of this information, simply contact one of our shareholder representatives in metropolitan Baltimore at 783-5920, within Maryland at 1-800-492-2861, outside Maryland at 1-800-258-0499 or TTY/TTD at 1-800-492-5539.

                                            D.L. Featherstone
                                            Plan Administrator

                          Charles Center P.O. Box 1642
                         Baltimore, Maryland 21203-1642


Thank you for your returned proxy. However, we could not vote your shares because your proxy was not signed.

We would appreciate your signing and returning the proxy in the enclosed envelope.

                                   Thank you
                              Shareholder Services